Exhibit 21

                              List of Subsidiaries


KANEB PIPE LINE COMPANY
     Kaneb Pipe Line Partners, L.P.
     Kaneb Pipe Line Operating Partnership, L.P.
         Shore Terminals LLC
         Support Terminal Operating Partnership, L.P.
              ST Services Ltd.
              ST Eastham Ltd.
              ST Linden Terminal LLC
         Support Terminal Services, Inc.
              StanTrans, Inc.
              StanTrans Holding, Inc.
              StanTrans Partners, L.P.
     Kaneb Management Company, Inc.
         Diamond K Limited
         Kaneb Management, L.L.C.
     Martin Oil Corporation